NEWS RELEASE

                                                                   July 23, 2004

FOR RELEASE AT 6:00 A.M. EDT FRIDAY, JULY 23, 2004

NWN REPORTS RESULTS FOR QUARTER, SIX MONTHS ENDED JUNE 30, 2004

         PORTLAND, Ore. - Northwest Natural Gas Company (NYSE: NWN), dba NW Natural, reported consolidated earnings applicable to common stock of $31.9 million, equivalent to $1.19 a diluted share, for the six months ended June 30, 2004, Mark S. Dodson, president and chief executive officer, said Friday. These results compare to earnings of $30.6 million, or $1.18 a diluted share, in the first six months of 2003.

         "We are on pace with last year's earnings per share," Dodson said, "despite a second quarter that was 31 percent warmer than average and an increase in shares outstanding. Our weather and consumption normalization mechanisms were key contributors to performance in the first six months of 2004 along with customer growth and an improving industrial market."

Second Quarter Detail
---------------------

         Consolidated results for the quarter ended June 30, 2004, were a loss applicable to common stock of $0.7 million, or 3 cents a diluted share, compared to earnings of $4.3 million or 17 cents a diluted share in the second quarter of 2003.

         NW Natural's results from gas utility operations in the second quarter were a loss of $1.8 million, equivalent to 6 cents a diluted share, compared to earnings of $2.9 million or 11 cents a share in the second quarter of 2003. As previously reported, because the rate increases approved in NW Natural's Oregon general rate case in late 2003 were applied predominantly to the temperature-sensitive residential and commercial customer classes, whose consumption patterns are seasonal, the resulting revenue increases will occur to a greater extent in the first and fourth calendar quarters of each year than in the second and third quarters. The higher operating costs which the revenue increases were designed to recover are spread more evenly throughout the year.

         Operating margin (gross operating revenues minus cost of sales) in the second quarter of 2004 was $52.6 million, down $5.9 million or 10 percent from last year. Total gas deliveries were 219 million therms, about 5 percent lower than last year.

         The primary factors affecting income and earnings from gas utility operations in the second quarter included:

     o Utility sales to residential and commercial customers were 83 million therms, down about 25 percent from the second quarter of 2003. The lower sales in the second quarter of 2004 were primarily due to much warmer weather in the quarter. Residential and commercial margin in the second quarter, before adjustments due to NW Natural's weather normalizing mechanism in Oregon, was down from last year by $9.0 million, or 15 percent, equivalent to about 20 cents a diluted share. Heating degree-days for the quarter were 31 percent lower than average and 36 percent lower than last year.

     o The Company's Weather Adjusted Rate Mechanism - "WARM" - contributed $3.4 million of margin in the second quarter, equivalent to about 7 cents a diluted share, helping to offset the loss due to the warm weather. WARM was not yet in effect in the second quarter of 2003.

     o Separate regulatory mechanisms in Oregon and Washington designed to ensure the Company's recovery of pipeline demand charges contributed another $2.8 million of margin in the second quarter, equivalent to 6 cents a share.

     o Utility sales and transportation deliveries to industrial customers in the second quarter were 136 million therms, up 14 percent from 2003. Margin from industrial customers was up $0.4 million, or about 5 percent. The volume and margin improvements in the industrial market reflect the addition of a large new customer, an improving economy and some rate design changes approved in the Oregon general rate case in 2003.

         In the residential and commercial markets, the depressed sales and margin due to warm weather in the second quarter were offset in large part by the Company's weather normalization mechanism in Oregon and its demand charge recovery mechanisms in Oregon and Washington. WARM was approved by the Public Utility Commission of Oregon (OPUC) as part of the settlement of NW Natural's 2003 Oregon general rate case. WARM applies to meter readings of participating Oregon customers taken between Nov. 15 and May 15. WARM adjustments covered about half of NW Natural's total weather variability in the second quarter.

         The weather-related margin loss in the second quarter also was mitigated by the effects of continuing customer growth. NW Natural had 582,270 customers as of June 30, 2004, up 2.7 percent from a year earlier. The Company estimates that customer growth in the residential and commercial markets contributed 3 million therms of sales and $1.6 million of margin to the results for the second quarter.

         Rate increases approved by the OPUC in NW Natural's Oregon general rate case, effective in late 2003, contributed an estimated $2.5 million in margin to the results for the second quarter of 2004, equivalent to 5 cents a diluted share of earnings. These increases included rate recognition of the first phase of a major extension of the pipeline that brings gas from NW Natural's Mist storage field to the Portland metropolitan area.

         NW Natural has a Purchased Gas Adjustment (PGA) tariff in Oregon under which it absorbs 33 percent of any excess cost of gas, or retains 33 percent of any savings, both as compared to the gas commodity prices built into rates. The Company also has an off-system gas sales program under which it shares margins realized from its sales in the off-system market of natural gas that was under contract with gas suppliers but was not required for delivery to core market customers. NW Natural's share of the savings and margins realized from its gas commodity and off-system gas sales programs in the second quarter of 2004 contributed $1.4 million of margin, equivalent to 3 cents a diluted share of earnings. The equivalent result in the second quarter of 2003 was shared savings and margins of $0.3 million, equivalent to about 1 cent a share of earnings.

         NW Natural's partial decoupling mechanism, approved by the OPUC in 2002 as part of the Company's Conservation Tariff, reduced margin by $1.2 million in the second quarter of 2004, equivalent to 3 cents a diluted share, compared to a contribution to margin of $0.9 million or 2 cents a share in the second quarter of 2003. The decoupling mechanism was designed to break the link between the Company's earnings and the quantity of energy consumed by its customers, so the Company does not have an incentive to discourage customers' conservation efforts.

         Results for the second quarter include charges of $0.9 million (pre-tax), equivalent to 2 cents a share, due to a stipulation filed with the OPUC settling an investigation relating to NW Natural's interests in certain downtown Portland real estate, including the use of some of these properties for employee parking. The settlement has the primary effect of reversing cost recovery as of Sept. 1, 2003, for certain properties that should not have been included in rate base in NW Natural's 2003 Oregon general rate case, and for certain employee parking costs. The OPUC is expected to act on the stipulation in July or August 2004.

         The Company earned $0.7 million from its gas storage segment in the second quarter, after tax and revenue sharing, compared to $1.2 million in the second quarter of 2003. The Company also earned $0.3 million from its subsidiary and other non-utility operations in the second quarter of 2004, compared to earnings of $0.4 million in the second quarter of 2003. The earnings from the storage segment were equivalent to 3 cents a diluted share, compared to earnings of 5 cents a diluted share in the second quarter of 2003. The Company provides gas storage services to customers in the interstate market from its Mist gas storage field, using storage capacity that has been developed in advance of core utility customers' (residential, commercial and industrial firm) requirements. Income from the gas storage segment includes the results from a contract with an independent energy trading company that seeks to optimize the use of NW Natural's assets by trading temporarily unused portions of its gas storage capacity and upstream pipeline transportation capacity. Following a pattern set in the first quarter of this year, earnings from the storage segment in the second quarter were lower than last year primarily due to a lower contribution from the optimization contract.

Six-Month Results
-----------------

         Results for the six months ended June 30, 2004, were earnings applicable to common stock of $31.9 million, or $1.19 a diluted share, compared to earnings of $30.6 million, or $1.18 a diluted share, in the first six months of 2003. Reported results in 2004 for the first quarter (earnings of $1.24 a diluted share) and the second quarter (loss of $0.03 a diluted share) do not sum to the result for the first six months of the year ($1.19 a diluted share) due to the effects of the 1.3 million additional shares of common stock NW Natural sold in a public offering at the beginning of the second quarter.

         Operating margin in the first six months of 2004 was $165 million, up $7.5 million or 5 percent from last year. Total gas deliveries were 607 million therms, also up about 5 percent from last year.

         The primary factors affecting income and earnings from gas utility operations in the second quarter included:

     o Utility sales to residential and commercial customers were 325 million therms, down about 2 percent from last year. Residential and commercial margin before weather normalization adjustments was up $6.9 million, or about 4 percent. The overall margin improvement in these market segments was primarily due to rate increases and customer growth, despite weather that was 10 percent warmer than average for the six-month period and 6 percent warmer than last year.

     o Utility sales and transportation deliveries to industrial customers were 282 million therms, up about 14 percent from last year. Margin from these customers was up $1.5 million, or about 8 percent.

     o NW Natural's weather normalization mechanism contributed $6.1 million of margin in the first half of 2004, equivalent to 14 cents a diluted share.

     o The partial decoupling mechanism in NW Natural's Conservation Tariff reduced margin by $0.2 million, equivalent to less than 1 cent a share, compared to a contribution to margin of $1.4 million, or 3 cents a share, in the first six months of 2003.

     o Rate increases from the Oregon general rate case contributed an estimated $7.2 million of margin in the first six months of 2004, equivalent to 16 cents a share of earnings.

         NW Natural earned $1.5 million after tax and revenue sharing, equivalent to 6 cents a diluted share, from interstate gas storage services in the first six months of 2004, compared to earnings from storage services of $2.5 million or 10 cents a share in the first half of 2003.

         NW Natural's share of the savings and margins realized from its gas commodity and off-system gas sales programs under its PGA tariff contributed $0.6 million of margin in the first six months of 2004, equivalent to about 1 cent a diluted share of earnings. The equivalent result in the first half of 2003 was $4.9 million of margin, equivalent to 11 cents a diluted share of earnings.

Updated Outlook for 2004
------------------------

         NW Natural previously reported that as a matter of practice it would not be providing specific earnings guidance for each quarter of the year, but that with each earnings announcement it would explain how the results from the prior quarter affect the prospects for the year as a whole.

         The Company's results in the second quarter were negatively affected by the lost sales margin in the residential and commercial markets resulting from the portion of the warmer-than-average weather that was not covered by NW Natural's weather normalization mechanism in Oregon, and by the impact of the settlement in the OPUC investigation of downtown Portland real estate issues. These factors would imply a reduction in earnings for the year of about 10 cents a share, reducing the estimate for the year to $1.75 - $1.90 a share. The Company will be working to mitigate these effects through cost savings or other actions in the second half of the year. Consistent with prior earnings guidance, this estimate assumes average weather conditions for the balance of the year. The estimate also includes the projected effects of rate changes or deferrals to be applied in 2004 upon completion of the remaining phase of NW Natural's project for the extension of its natural gas pipeline from the Mist gas storage field.

         Due to the seasonal effects of the rate increases from the Oregon general rate case, as explained above, and because the Company expects results from its interstate gas storage, optimization and off-system sales activities to continue to be lower than last year's, it can be expected that results in the third quarter of 2004 will be weaker than the results for the equivalent quarter in 2003.

Dividends Declared
------------------

         The Board of Directors of NW Natural has declared a quarterly dividend of 32.5 cents a share on the Company's common stock. The dividends will be paid on August 13, 2004, to shareholders of record on July 30, 2004.

         NOTE: This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's future operating results will be affected by various uncertainties and risk factors, many of which are beyond the Company's control, including governmental policy and regulatory action, the competitive environment and economic factors, as well as weather conditions. For a more complete description of these uncertainties and risk factors, see the Company's filings with the Securities and Exchange Commission on Form 10-K for the year ended Dec. 31, 2003, and on Form 10-Q for the quarter ended March 31, 2004.

         In addition to presenting results of operations and earnings amounts in total, NW Natural has expressed certain measures in this press release in cents per share on a diluted basis. These amounts reflect factors that directly impact the Company's earnings. NW Natural believes this per share information is useful because it enables readers to better understand the impact of these factors on its earnings.

                                       -0-

PRESS CONTACT:          Steve Sechrist
                        503/226-4211 Ext. 3517

INVESTOR CONTACT:       James Boehlke
                        503/721-2451
                        503/226-4211 Ext. 2451

                          NORTHWEST NATURAL GAS COMPANY
                          Comparative Income Statement
                           (Consolidated - Unaudited)

                                                             Three Months Ended
                                                             ------------------                     Increase
                                                    6/30/04                6/30/03                 (Decrease)
                                                    -------                -------                 ----------
       1.Gross Operating Revenues                $ 109,659,000          $ 117,489,000            $ (7,830,000)
       2.Net Income (Loss)                       $    (716,000)         $   4,462,000            $ (5,178,000)
     a/3.Earnings (Loss) Applicable to
            Common Stock                         $    (716,000)         $   4,315,000            $ (5,031,000)
       4.Average Shares of
            Common Stock
            Outstanding                             27,257,000             25,682,000               1,575,000
     a/5.Basic Earnings (Loss) Per Share
            of Common Stock                      $       (0.03)         $        0.17            $      (0.20)
     a/6.Diluted Earnings (Loss) Per Share
            of Common Stock                      $       (0.03)         $        0.17            $      (0.20)


                                                                Year to Date
                                                                ------------
                                                    6/30/04                6/30/03                 Increase
                                                    -------                -------                 --------

       1.Gross Operating Revenues                $ 364,109,000          $ 324,028,000            $ 40,081,000
       2.Net Income                              $  31,896,000          $  30,866,000            $  1,030,000
     a/3.Earnings Applicable to
            Common Stock                         $  31,896,000          $  30,572,000            $  1,324,000
       4.Average Shares of
            Common Stock
            Outstanding                             26,615,000             25,649,000                 966,000
     a/5.Basic Earnings Per Share
            of Common Stock                      $        1.20          $        1.19            $       0.01
     a/6.Diluted Earnings Per Share
            of Common Stock                      $        1.19          $        1.18            $       0.01



a/ After allowance for preferred and preference stock dividend requirements.

                          NORTHWEST NATURAL GAS COMPANY
                          Comparative Income Statement
                           (Consolidated - Unaudited)

                                                          Twelve Months Ended
                                                          -------------------
                                                   6/30/04                6/30/03                  Increase
                                                   -------                -------                  --------
       1.Gross Operating Revenues                $ 651,337,000          $ 584,968,000            $ 66,369,000
       2.Net Income                              $  47,013,000          $  43,203,000            $  3,810,000
     a/3.Earnings Applicable to
            Common Stock                         $  47,013,000          $  41,814,000            $  5,199,000
       4.Average Shares of
            Common Stock Outstanding                26,224,000             25,586,000                 638,000
     a/5.Basic Earnings Per Share
            of Common Stock                      $        1.79          $        1.63            $       0.16
     a/6.Diluted Earnings Per Share
            of Common Stock                      $        1.78          $        1.62            $       0.16



                          NORTHWEST NATURAL GAS COMPANY
                              FINANCIAL HIGHLIGHTS
                      (THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                              SECOND QUARTER - 2004

                                                 3 MONTHS ENDED                 6 MONTHS ENDED                 12 MONTHS ENDED
                                                     JUNE 30,                       JUNE 30,                        JUNE 30,
                                              2004           2003            2004            2003            2004           2003
                                          --------------------------     --------------------------     --------------------------
Gross Operating Revenues                  $   109,659    $   117,489     $   364,109    $   324,028     $   651,337    $   584,968
Cost of Sales                                  57,030         58,940         199,446        166,891         355,745        307,517
                                          --------------------------     --------------------------     ---------------------------
Operating Margin                               52,629         58,549         164,663        157,137         295,592        277,451
Operating Expense:
  O&M                                          24,307         23,331          49,817         47,402          98,835         90,120
  Other Taxes                                   7,531          7,350          19,984         18,167          36,942         33,389
  D&A                                          13,913         13,338          27,819         26,504          55,564         52,996
                                          --------------------------     --------------------------     ---------------------------
      Total Operating Expenses                 45,751         44,019          97,620         92,073         191,341        176,505
                                          --------------------------     --------------------------     ---------------------------
Operating Income                                6,878         14,530          67,043         65,064         104,251        100,946
Other Income                                      442          1,348             465            764           1,851            301
Interest Charges - Net                          8,764          9,126          17,708         18,072          34,735         35,478
Income Tax Expense (Benefit)                     (728)         2,290          17,904         16,890          24,354         22,566
                                          --------------------------     --------------------------     ----------------------------
Net (Loss) Income from Operations                (716)         4,462          31,896         30,866          47,013         43,203
  Preferred and Preference Dividends                -            147               -            294               -          1,389
                                          --------------------------     --------------------------     ---------------------------
Earnings (Loss) Applicable to
  Common Stock                            $      (716)   $     4,315     $    31,896    $    30,572     $    47,013    $    41,814
                                          ==========================     ==========================     ===========================

Common Shares Outstanding:
  Average for Period                           27,257         25,682          26,615         25,649          26,224         25,586
  End of period                                27,336         25,726          27,336         25,726          27,336         25,726

Earnings (Loss) per Share:
  Basic                                   $     (0.03)   $      0.17     $      1.20    $      1.19     $      1.79         $ 1.63
  Diluted                                 $     (0.03)   $      0.17     $      1.19    $      1.18     $      1.78         $ 1.62

Dividends Paid Per Share                  $     0.325    $     0.315     $      0.65    $      0.63     $      1.29         $ 1.26
Book Value Per Share - end of period      $     20.60    $     19.44     $     20.60    $     19.44     $     20.60        $ 19.44
Market Closing Price - end of period      $     30.50    $     27.25     $     30.50    $     27.25     $     30.50        $ 27.25

BALANCE SHEET DATA (AT END OF PERIOD):
 Total assets                             $ 1,580,031    $ 1,455,412     $ 1,580,031    $ 1,455,412     $ 1,580,031    $ 1,455,412
  Common Stock Equity                     $   563,004    $   500,241     $   563,004    $   500,241     $   563,004    $   500,241
  Long-term debt and redeemable           $   500,073    $   458,358     $   500,073    $   458,358     $   500,073        458,358
    preferred stock (including amounts
    due in one year)

OPERATING STATISTICS:
Total Customers-end of period                 582,270        566,955         582,270        566,955         582,270        566,955

Gas Deliveries (therms)
  Res. & Comm. Customers                       82,961        110,458         325,437        330,219         577,108        574,085
  Industrial Firm                              14,157         11,967          32,667         26,521          61,460         50,306
  Industrial Interruptible                     22,980          8,303          47,356         11,988          83,362         17,949
  Transportation                               98,609         98,916         201,567        208,076         408,045        436,727
                                          --------------------------     --------------------------     ---------------------------
Total                                         218,707        229,644         607,027        576,804       1,129,975      1,079,067

Gas Revenues
  Res. & Comm. Customers                  $    81,649    $    94,684     $   306,639    $   281,257     $   544,705    $   504,836
  Industrial Firm                               9,259          7,019          21,553         15,685          39,446         31,759
  Industrial Interruptible                     11,061          4,099          23,035          5,943          40,753          9,309
  Transportation                                3,156          5,048           6,451         10,853          13,560         22,990
  Other revenues                                2,886          4,196           2,931          5,247           5,144          7,186
                                          --------------------------     --------------------------     ---------------------------
Total                                     $   108,011    $   115,046     $   360,609    $   318,985     $   643,608    $   576,080

Cost of gas sold                          $    57,016    $    58,934     $   199,416    $   166,868     $   355,676    $   307,464
Net operating revenues (utility margin)   $    50,995    $    56,112     $   161,193    $   152,117     $   287,932    $   268,616

Degree Days
  Normal (25-year average)                        677            679           2,529          2,536           4,231          4,144
  Actual                                          469            730           2,276          2,413           3,815          3,996
Colder (warmer) than normal                      -31%             8%            -10%            -5%            -10%            -4%

